                                                                     Exhibit 3.5

                           CERTIFICATE OF FORMATION
                                      of
                             PENN VIRGINIA GP, LLC


     This Certificate of Formation, dated July 9, 2001, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company")
                  ---                                             -------
under the Act.

     1.     Name. The name of the Company is Penn Virginia GP, LLC.

     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801

     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801

     EXECUTED as of the date written first above.


                                          /s/ William H. Montjoy II
                                          -----------------------------
                                              William H. Montjoy II
                                              Authorized Person





                                                           STATE OF DELWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:30 PM 07/09/2001
                                                          010328578 - 3412122

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                           CERTIFICATE OF FORMATION
                                      OF
                             PENN VIRGINIA GP, LLC

     This amendment is submitted pursuant to (S)18-202 of the Delaware Limited Liability Company Act (the "Act") for a limited liability company to amend a certificate of formation.

                                  ARTICLE ONE

     The name of the limited liability company is Penn Virginia GP, LLC (the "Company").

                                  ARTICLE TWO

     The Certificate of Formation of the Company was filed in the Office of the Secretary of State of Delaware on the 9th day of July, 2001.

                                 ARTICLE THREE

     The Certificate of Formation of the Company is hereby amended to change the name of the Company.

Upon the filing of this Certificate of Amendment, Article One of the Certificate of Formation of the Company shall be amended and restated in its entirety to state as follows:

          (1) The name of the Company is Penn Virginia Resource GP, LLC.

DATED: September 6, 2001.

                                  PENN VIRGINIA GP, LLC

                                  By: PENN VIRGINIA HOLDING CORP.
                                      as Sole Member

                                  By: /s/ Keith D. Horton
                                     -----------------------------
                                     Keith D. Horton
                                     President